UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  reported: February 2, 2007


                         AMR CORPORATION
   (Exact name of registrant as specified in its charter)


          Delaware                 1-8400          75-1825172
 (State of Incorporation)(Commission File Number)(IRS Employer
                                               Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)               (Zip Code)


                         (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

AMR Corporation is filing herewith a press release issued on February 2, 2007 by American Airlines, Inc. as Exhibit 99.1, which is included herein. This press release was issued to report January traffic for American Airlines, Inc.




                          SIGNATURE



     Pursuant  to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/Kenneth  W. Wimberly
                                        Kenneth W. Wimberly
                                        Corporate Secretary



Dated:  February 7, 2007



                        EXHIBIT INDEX


Exhibit        Description

99.1           Press Release





                                        Exhibit 99.1

                              CONTACT:  Tim Wagner
                                        Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577
                                        corp.comm@aa.com


FOR RELEASE: Friday, Feb. 2, 2007


          AMERICAN AIRLINES REPORTS JANUARY TRAFFIC

     FORT WORTH, Texas - American Airlines, the world's largest airline, reported a January load factor of 75.2 percent, an increase of 0.1 points compared to the same period last year. Traffic decreased 1.2 percent year over year as capacity decreased 1.3 percent.
     Domestic traffic decreased 2.7 percent year over year on
2.3 percent less capacity. International traffic increased by 1.7 percent relative to last year on a capacity increase of 0.4 percent.
     American boarded 7.7 million passengers in January.

About American Airlines
American Airlines is the world's largest airline. American, American Eagle and the AmericanConnection airlines serve 250 cities in over 40 countries with more than 4,000 daily flights. The combined network fleet numbers more than 1,000 aircraft. American's award-winning Web site, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members serve more than 600 destinations in over 135 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, the AmericanConnection airlines, AA.com and AAdvantage are registered trademarks of American Airlines, Inc. (NYSE: AMR)

Detailed traffic and capacity data are on the following page.


         AMERICAN AIRLINES PASSENGER DIVISION
        COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
               EXCLUDES CHARTER SERVICES

                                    January
                                2006          2005    CHANGE
REVENUE PASSENGER MILES (000)
 SYSTEM                   10,902,283    11,032,336     -1.2 %
         D.O.T. DOMESTIC   7,003,664     7,197,935     -2.7
         INTERNATIONAL     3,898,619     3,834,401      1.7
         ATLANTIC          1,326,823     1,329,528     -0.2
         LATIN AMERICA     2,106,208     2,023,562      4.1
         PACIFIC             465,588       481,310     -3.3

AVAILABLE SEAT MILES (000)
 SYSTEM                   14,489,815    14,685,344     -1.3 %
         D.O.T. DOMESTIC   9,271,897     9,487,588     -2.3
         INTERNATIONAL     5,217,918     5,197,757      0.4
         ATLANTIC          1,872,222     1,864,209      0.4
         LATIN AMERICA     2,768,550     2,701,728      2.5
         PACIFIC             577,146       631,819     -8.7

LOAD FACTOR
 SYSTEM                          75.2%        75.1%     0.1 Pts
         D.O.T. DOMESTIC         75.5         75.8     -0.3
         INTERNATIONAL           74.7         73.7      1.0
         ATLANTIC                70.8         71.3     -0.5
         LATIN AMERICA             76         74.8      1.2
         PACIFIC                 80.6         76.1      4.5

PASSENGERS BOARDED          7,684,027    7,799,224     -1.5 %


SYSTEM CARGO TON MILES (000)  167,255      166,183      0.6 %



           AMERICAN AIRLINES PASSENGER DIVISION
          COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
                 EXCLUDES CHARTER SERVICES

                                 YEAR-TO-DATE   January
                               2006          2005    CHANGE
REVENUE PASSENGER MILES (000)
 SYSTEM                   10,902,283    11,032,336     -1.2 %
         D.O.T. DOMESTIC   7,003,664     7,197,935     -2.7
         INTERNATIONAL     3,898,619     3,834,401      1.7
         ATLANTIC          1,326,823     1,329,528     -0.2
         LATIN AMERICA     2,106,208     2,023,562      4.1
         PACIFIC             465,588       481,310     -3.3

AVAILABLE SEAT MILES (000)
 SYSTEM                   14,489,815    14,685,344     -1.3 %
         D.O.T. DOMESTIC   9,271,897     9,487,588     -2.3
         INTERNATIONAL     5,217,918     5,197,757      0.4
         ATLANTIC          1,872,222     1,864,209      0.4
         LATIN AMERICA     2,768,550     2,701,728      2.5
         PACIFIC             577,146       631,819     -8.7

LOAD FACTOR
 SYSTEM                          75.2%        75.1%     0.1 Pts
         D.O.T. DOMESTIC         75.5         75.8     -0.3
         INTERNATIONAL           74.7         73.7      1.0
         ATLANTIC                70.8         71.3     -0.5
         LATIN AMERICA             76         74.8      1.2
         PACIFIC                 80.6         76.1      4.5

PASSENGERS BOARDED          7,684,027    7,799,224     -1.5 %


SYSTEM CARGO TON MILES (000)  167,255      166,183      0.6 %